UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):	December 7, 2004

MERIDIAN BIOSCIENCE, INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        (a)    On December 7, 2004, the Compensation Committee of the Board of Directors of the Registrant adopted the 2004 Equity Compensation Plan. The adoption is subject to approval by shareholders at the January 20, 2005 Annual Shareholders’ Meeting. The Plan reserves 650,000 shares of Common Stock for award by the Compensation Committee in the form of stock options, stock appreciation rights, restricted and unrestricted awards, performance awards and other stock unit awards.

        (b)    On December 7, 2004, the Compensation Committee of the Registrant awarded stock options pursuant to the 2004 Equity Compensation Plan. Those grants are subject to approval of the Plan by shareholders at the January 20, 2005 Annual Shareholders’ Meeting.

        The options are conditioned upon the achievement by Meridian of net earnings of at least $10,800,000 in fiscal 2005, excluding the positive and negative effects associated with extraordinary developments such as acquisitions and with restructuring and extraordinary charges associated with acquisitions added back to net earnings. If earnings do not reach that level, the options granted become void. The options were granted for a period of ten years, vesting in three equal installments commencing on the first anniversary of the Company’s announcement of fiscal 2005 results.

        Options granted included the following to executive officers:

Name	Title	Amount of Shares Optioned	Exercise Price Per Share
William J. Motto	Chairman & CEO	7,000	$16.38
John A. Kraeutler	President & COO	7,000	16.38
Richard L. Eberly	Executive VP & GM Meridian Life Science	7,000	16.38
Antonio A. Interno	President MBE	7,000	16.38
Melissa A. Lueke	VP & CFO	7,000	16.38
Susan A. Rolih	VP Regulatory Affairs and QA	7,000	16.38
Kenneth J. Kozak	VP Research and Development	7,000	16.38
Lawrence J. Baldini	VP Operations	7,000	16.38
Gregory S. Ballish	VP Sales and Marketing	7,000	16.38

Item 4.01    Changes in Registrant’s Certifying Accountant.

        (a)     On December 7, 2004 the Audit Committee of the Board of Directors dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm subject to the completion of services related to Meridian Bioscience, Inc.’s consolidated financial statements for the year ended September 30, 2004, which services were completed on December 13, 2004. The Audit Committee took this step after its review of PricewaterhouseCoopers’ proposed charges for auditing and reporting on management’s attestation of internal controls for fiscal 2005.

        (b)    The Audit Committee of the Board of Directors has initiated a process to solicit proposals from various accounting firms to provide auditing and Section 404 reporting for fiscal 2005.

        (c)     The reports of PricewaterhouseCoopers LLP on Meridian’s consolidated financial statements for the years ended September 30, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During Meridian’s fiscal years ended September 30, 2004 and 2003 and through December 13, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with their reports on the consolidated financial statements for such years. Meridian has authorized PricewaterhouseCoopers to respond fully to any inquiries by the successor accountants engaged by the Audit Committee.

        (d)     During the fiscal years ended September 30, 2004 and 2003 and through December 13, 2004 there have been no reportable events (as defined in Regulation S-K 304(a)(1)(v).

        (e)     A letter from PricewaterhouseCoopers addressed to the Securities and Exchange Commission will be filed by amendment.

Item 9.01    Financial Statements and Exhibits.

        (c)    Exhibits

10.1	2004 Equity Compensation Plan.

10.2	Form of Options granted December 7, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2004	MERIDIAN BIOSCIENCE, INC. BY: /s/ Melissa Lueke —————————————— Melissa Lueke Vice President and Chief Financial Officer (Principal Accounting Officer)